2

10.53 August 23, 2010, line of credit document with the Business Credit division of Wells Fargo Capital Finance, Term Note.

TERM NOTE

$4,000,000 August 23, 2010

FOR VALUE RECEIVED, the undersigned, CUI, INC., an Oregon corporation (the "Company"), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), acting through its WELLS FARGO BUSINESS CREDIT operating division, on the Termination Date described in the Credit and Security Agreement dated on or about the date hereof (as amended from time to time, the "Agreement") and entered into between Wells Fargo and Company, at Wells Fargo's office at 1300 SW 5th Avenue, Portland, Oregon 97201, or at any other place designated at any time by the holder, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Million Dollars ($4,000,000) or the aggregate unpaid principal amount of the Term Loan made by Wells Fargo to Company under the terms of the Agreement, together with interest on the principal amount computed on the basis of actual days elapsed in a 360-day year, from the date of this Term Note until this Term Note is fully paid at the rate from time to time in effect under the terms of the Agreement. Principal and interest accruing on the unpaid principal amount of this Term Note shall be due and payable as provided in the Agreement. This Term Note may be prepaid only in accordance with the Agreement.

This Term Note is the Term Note referred to in the Agreement, and is subject to the terms of the Agreement, which provides, among other things, for the acceleration of this Term Note. This Term Note is secured, among other things, by the Agreement and the Security Documents as defined in the Agreement, by the Term Loan L/Cs (as defined in the Agreement) and by any other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements that may subsequently be given for good and valuable consideration as security for this Term Note.

Company shall pay all costs of collection, including without limitation reasonable attorneys' fees and legal expenses if this Term Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

CUI, INC.

By: [signature]
Name: William J. Clough
Title: CEO

030728/00041/0211155v2